EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of the 1st day of January, 2004, by and between CNL RESTAURANT INVESTMENTS, INC., a Delaware corporation ("CNL"), and THOMAS G. KINDRED, JR. ("Executive").

                              Preliminary Statement

         WHEREAS, CNL desires to continue to employ Executive, and Executive desires to continue to be employed by CNL; and

         WHEREAS, CNL and Executive desire to enter into this Agreement which sets forth the terms and conditions of Executive's employment by CNL.

         NOW, THEREFORE, in consideration of the mutual covenants set forth below, the Company and Executive agree as follows:

         1. Employment. CNL hereby employs the Executive, and Executive agrees to serve CNL, for the period and upon terms and conditions set forth below. Except as otherwise provided in this Agreement, Executive's employment shall be subject to the employment policies and practices of CNL in effect from time to time during the term of Executive's employment.

         2. Term of Agreement. The term of Executive's employment pursuant to this Agreement shall commence on January 1, 2004 (the "Effective Date"), and shall continue in effect for a period of twelve (12) months to and including December 31, 2004, unless terminated earlier in accordance with Section 5 below. Thereafter, this Agreement may be renewed by CNL for additional one-year terms, upon written notice by CNL to Executive no later than sixty (60) days prior to the termination date of any such term, unless terminated sooner in accordance with Section 5 below. (The natural termination date of the initial term or any successive term of this Agreement shall be referred to as the "Termination Date.")

         3. Position and Duties. Executive shall serve as the Senior Vice President of CNL and shall have such duties, authority and responsibilities as are normally associated with and appropriate for such position, and shall perform such other services for CNL consistent with such position as may be reasonably assigned to him by the CEO of CNL. Executive shall devote substantially all of his working time and efforts to the business and affairs of CNL, except that Executive may engage in personal or charitable activities which do not interfere with Executive's employment duties. Executive shall comply with the policies, standards, and regulations established from time to time by CNL.

         4. Compensation and Related Matters.

            4.1 Base Salary. During the term of this Agreement, CNL shall pay to Executive a base salary at an annual rate as specified in Attachment "A" to this Agreement ("Base Salary"). The Base Salary shall be paid in equal installments in accordance with CNL's usual and customary payroll practices, but not less frequently than monthly. The Base Salary may be increased each year in the sole and absolute discretion of CNL's Board of Directors.

            4.2 Bonus and Additional Compensation. Executive may be entitled to an annual bonus as set forth in Attachment "A". Pending CNL's approval, Executive may also be entitled to participate in a long-term compensation program to be implemented by CNL at a later date.

            4.3 Benefit Plans and Arrangements. Executive shall be entitled, to the extent Executive is eligible, to participate in and to receive benefits under all existing and future employee benefit plans, perquisites and fringe benefit programs of CNL that are provided generally to other similarly situated executives of CNL, on terms similar to those provided to such other executives.

            4.4 Expenses. CNL shall reimburse Executive for all reasonable and customary expenses incurred by Executive in performing services for CNL, including all reasonable and customary expenses of travel while away from home on business or at the request of and in the service of CNL, provided that such expenses are incurred and accounted for by Executive in accordance with the policies and procedures established from time to time by CNL.

            4.5 Paid Time Off. Executive shall be entitled to no fewer than twenty (20) days of paid time off (PTO) per year.

         5. Termination. The term of Executive's employment pursuant to this Agreement may be terminated under the following circumstances:

            5.1 Death. The term of Executive's employment shall terminate upon his death.

            5.2 Disability. CNL may terminate the term of Executive's employment as a result of Executive's Disability. For purposes of this Agreement, "Disability" is defined as the inability, by reason of illness or other physical or mental incapacity or limitation, of Executive substantially to perform the duties of his employment with the Company, as determined in good faith by CNL, which inability continues for at least one hundred twenty (120) consecutive days, or for shorter periods aggregating one hundred twenty (120) days during any consecutive twelve (12) month period.

            5.3 By CNL for Cause. CNL may terminate the term of Executive's employment for "Cause" upon written notice to Executive. For purposes of this Agreement, CNL shall have "Cause" to terminate Executive's employment upon any of the following events:

            (a) Executive's  continued  failure  to  perform,  or  his  habitual neglect of, his duties and obligations hereunder;

            (b) Executive's  conviction  of, or plea of guilty or nolo contendre to, an indictment or information, or an indictment or information is filed against Executive and is not discharged or otherwise resolved within twelve (12) months thereafter, and said indictment or information charged Executive with a felony, any crime involving moral turpitude, or any crime which is likely to result in material injury to CNL;

            (c) Executive's   breach  of  a  fiduciary   duty  relating  to  the
                Executive's employment with CNL, including but not limited to an act of fraud, theft or dishonesty; or

            (d) Executive's material breach of this Agreement;

         Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause under subsections (a) or (d) unless CNL provided written notice to the Executive setting forth in reasonable detail the reasons for CNL's intention to terminate for Cause, and Executive failed within thirty
(30) days to cure the event or deficiency set forth in the written notice.

            5.4 By CNL Without Cause. CNL may terminate the term of Executive's employment other than for Cause, death or Disability at any time upon sixty (60) days prior written notice to Executive.

            5.5 By Executive for Good Reason. Executive may terminate the term of his employment for "Good Reason" upon written notice to CNL. For purposes of this Agreement, "Good Reason" shall include the following events unless otherwise consented to by Executive:

            (a) The   assignment   to   Executive   of  any  duties   materially
                inconsistent with Executive's position, duties, responsibilities and status within CNL;

            (b) A material reduction in Executive's  reporting  responsibilities not pertaining to job performance issues;

            (c) A reduction in the Base Salary of the Executive  not  pertaining to job performance issues;

            (d) A  requirement  by CNL that  Executive's  work location be moved more than fifty (50) miles from CNL's principal place of business in Orlando, Florida;

            (e) CNL's material breach of this Agreement; or

            (f) CNL's  failure to obtain an agreement  from any successor to the business of CNL by which the successor assumes and agrees to perform this Agreement.

            (g) A "change in control" (as defined below) of CNL occurs.

         Notwithstanding the foregoing, Executive shall not be deemed to have terminated his employment for Good Reason under subsections (a), (b), (c), or
(d), unless Executive provided written notice to CNL setting forth in reasonable detail the reasons for Executive's intention to terminate his employment for Good Reason, and CNL failed within thirty (30) days to cure the event or deficiency set forth in the written notice.

         For purposes of this Section 5.5, a "change in control" means that an act specified in Sections 5.5(a) through 5.5(e) of the Agreement occurs and, within two (2) years of that act, one of the following events also occurs: (A) the closing of any sale by CNL Restaurant Properties, Inc. (f/k/a CNL American Properties Fund, Inc.), a Maryland corporation ("APF"), of all or substantially all of its assets to an acquiring person or entity that is not an affiliate of APF, CNL Holdings, Inc., a Florida corporation ("CHI"), James M. Seneff, Jr. ("Seneff") or any of their affiliates; (B) the closing of any sale by APF of all or a majority of the shares of stock of CNL that it owns to an acquiring person or entity that is not an affiliate of APF, CHI, Seneff, or any of their affiliates; or (C) the closing of any sale by the holders of voting common stock of APF of an amount of voting common stock that equals or exceeds a majority of the shares of voting common stock of APF immediately prior to such closing to a person or entity that is not CHI, Seneff, or any of their affiliates, such that the holders of such voting common stock immediately prior to the closing are not the holders of a majority of the voting common stock of APF after the closing.

            5.6 By Executive Without Good Reason. Executive may terminate the term of Executive's employment other than for Good Reason at any time upon sixty
(60) days prior written notice to CNL

         6. Compensation in the Event of Termination. Upon the termination of this Agreement, CNL shall pay Executive compensation as set forth below:

            6.1 By CNL Without Cause; By Executive for Good Reason. In the event that Executive's employment is terminated by CNL without Cause, or by the Executive for Good Reason, CNL shall pay the Executive a cash payment equal to one (1) times the Executive's Base Salary, which is in effect on the date of the Executive's termination (the "Severance Payment"). The Severance Payment shall be made payable in equal installments over a twelve (12) month period in accordance with CNL's usual and customary payroll practices, commencing on the first payday following Executive's termination. Within thirty (30) days of the date of termination of Executive's employment, CNL shall also pay Executive a lump sum equal to the sum of: (a) any accrued but unpaid Base Salary and vacation due Executive as of the date of termination of employment; and (b) reimbursements for appropriately submitted expenses which have been incurred, but have not been paid by CNL, as of the date of termination.

            6.2 By CNL for Cause; By Executive Without Good Reason. In the event that CNL terminates Executive's employment for Cause, or Executive terminates his employment without Good Reason, all compensation or benefits to which Executive may otherwise be entitled to shall cease on the date of termination, except for (a) any accrued but unpaid Base Salary due Executive as of the date of termination of employment, and (b) reimbursements for appropriately submitted expenses which have been incurred, but have not been paid by CNL, as of the date of termination.

            6.3 Death or Disability. In the event that CNL terminates Executive's employment due to his death or Disability, the Company shall pay the Executive or his estate a lump sum equal to one (1) times Executive's Base Salary, payable within thirty (30) days of Executive's termination. This payment shall be in addition to, rather than in lieu of, the entitlement of Executive or his estate to any other insurance or benefit proceeds as a result of his death or Disability.

            6.4 Natural Termination. In the event that Executive's employment by CNL pursuant to this Agreement naturally terminates on the Termination Date, all compensation or benefits to which Executive may otherwise be entitled to shall cease on the Termination Date, except for (i) any accrued but unpaid Base Salary due Executive as of the Termination Date, and (ii) reimbursements for appropriately submitted expenses which have been incurred, but have not been paid by CNL, as of the Termination Date; provided, however, that at the election of CNL in its sole and absolute discretion and upon written notice to the Executive on or prior to the Termination Date, CNL shall pay the Executive a cash payment equal to one (1) times the Executive's Base Salary which is in effect on the Termination Date, which cash payment shall be made payable over a twelve (12) month period in equal installments in accordance with CNL's usual and customary payroll practices, commencing on the first payday following the Termination Date (the "Optional Severance Payment").

         7. Non-Competition; Non-Solicitation; and Confidentiality.

            7.1 Confidential Information. Executive acknowledges that CNL shall provide Executive with confidential and proprietary information regarding the business in which CNL and its current or future parent company, subsidiaries and other affiliates (the "CNL Affiliates") are involved, and CNL will also provide Executive with "trade secrets", as defined in Section 688.002(4) of the Florida Statutes, of CNL and the CNL Affiliates (hereinafter all such confidential and proprietary information and trade secretes are referred to as the "Confidential Information"). For purposes of this Agreement, "Confidential Information" includes, but is not limited to:

            (a) Information   related  to  the  business  of  CNL  and  the  CNL
                Affiliates, including but not limited to marketing strategies and plans, sales procedures, operating policies and procedures, pricing and pricing strategies, business and strategic plans, financial statements and projections, accounting and tax positions and procedures, and other business and financial information of CNL and the CNL Affiliates;

            (b) Information   regarding   the  customers  of  CNL  and  the  CNL
                Affiliates which Executive acquired as a result of his employment with CNL, including but not limited to, customer contracts, work performed for customers, customer contacts, customer requirements and needs, data used by CNL and the CNL Affiliates to formulate customer bids, customer financial information and other information regarding the customer's business;

            (c) Information  regarding the vendors of CNL and the CNL Affiliates which Executive acquired as a result of his employment with CNL, including but not limited to, product and service information and other information regarding the business activities of such vendors;

            (d) Training materials  developed by and utilized by CNL and the CNL
                Affiliates;

            (e) Any other  information  which Executive  acquired as a result of his employment with CNL and which Executive has a reasonable basis to believe CNL or the CNL Affiliates, as the case may be, would not want disclosed to a business competitor or to the general public; and

            (f) Information which:

                (i) is  proprietary  to,  about  or  created  by CNL or the  CNL
                    Affiliates;

                (ii)gives  CNL or any of the  CNL  Affiliates  some  competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of CNL or the CNL Affiliates;

                (iii) is not  typically  disclosed to  non-executives  by CNL or otherwise is treated as confidential by CNL or the CNL Affiliates; or

                (iv)is designated  as  Confidential  Information  by CNL or from all the relevant circumstances should reasonably be assumed by Executive to be confidential to CNL or any CNL Affiliates.

            7.2 Covenant Not to Compete. While employed by CNL or any CNL Affiliate and for a period of one (1) year thereafter, in consideration of the obligations of CNL hereunder, including without limitation their disclosure of Confidential Information to Executive, Executive shall not, directly or indirectly, for compensation or otherwise, engage in or have any interest in any sole proprietorship, partnership, corporation, company, association, business or any other person or entity (whether as an employee, officer, corporation, business or any creditor, consultant or otherwise) that, directly or indirectly, competes with any of the business enterprises in which CNL or any CNL Affiliate or any of its current or future subsidiaries, parent, partners, or affiliates (collectively, the "CNL Group") are now or during Executive's employment become engaged in including, but not limited to, all aspects of commercial real estate development, leasing and financing (collectively, "CNL's Business") in any and all states in which CNL or any other member of the CNL Group conducts such business while Executive is employed by CNL or any CNL Affiliate; provided, however, Executive may continue to hold securities of CNL or any CNL Affiliate or acquire, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any national securities exchange or are regularly quoted in the over-the-counter market, so long as Executive does not control, acquire a controlling interest in, or become a member of a group which exercises direct or indirect control of more than five percent (5%) of any class of capital stock of such corporation. Notwithstanding the foregoing, in the event that Executive's employment by CNL naturally terminates on the Termination Date and CNL elects not to pay Executive the Optional Severance Payment pursuant to Section 6.4 above, then the prohibitions contained in this Section 7.2 shall terminate on the Termination Date.

            7.3 Nonsolicitation of Clients. While employed by CNL or any CNL Affiliate and for a period of one (1) year thereafter, in consideration of the obligations of CNL hereunder, including without limitation their disclosure of Confidential Information to Executive, Executive shall not, directly or indirectly, for himself or as principal, agent, independent contractor, consultant, director, officer, member, or employee of any other person, firm, corporation, partnership, company, association, business or other entity, solicit, attempt to contract with, or enter into a contractual or business relationship of any kind pertaining to any aspect of CNL's Business, or any other business conducted by CNL or any other member of the CNL Group with any person or entity with which CNL or any other member of the CNL Group, had any contractual or business relationship or engaged in negotiations toward a contract or business relationship in the previous twenty-four (24) months.

            7.4 Nonsolicitation of Employees. While employed by CNL or any CNL Affiliate and for a period of one (1) year thereafter, in consideration of the obligations of CNL hereunder, including without limitation their disclosure of Confidential Information to Executive, Executive shall not directly or indirectly, for himself or as principal, agent, independent contractor, consultant, director, officer, member, or employee of any other person, firm, corporation, partnership, company, association or other entity, either (a) hire, attempt to employ, contact, solicit with respect to hiring or enter into any contractual arrangement with any employee or former employee of CNL or any CNL Affiliate, or (b) induce or otherwise advise or encourage any employee of CNL or any CNL Affiliate to leave his or her employment unless, in each such case, such employee or former employee has not been employed by CNL or an CNL Affiliate for a period in excess of six (6) months prior to such hire, attempt to employ, employment contract, solicitation, or inducement.

            7.5 Nondisparagement. While employed by CNL or any CNL Affiliate and after Executive's employment terminates, in consideration of the obligations of CNL hereunder, including without limitation their disclosure of Confidential Information to Executive, Executive shall not disparage, denigrate or comment negatively upon, either orally or in writing, CNL, any other member of the CNL Group, or any of their officers or directors, including, but not limited to, James M. Seneff, Jr. and Robert A. Bourne, (collectively, the "Benefited Persons"), to or in the presence of any person or entity unless compelled to act by a valid subpoena or other legal mandate; provided, however, if Executive receives such a subpoena or other legal mandate he shall provide CNL with written notice of same at least five (5) business days prior to the date on which Executive is required to make the disclosure. Unless Executive is terminated for Cause, CNL shall not disparage, denigrate or comment negatively upon, either orally or in writing, the Executive to any prospective employer or third party after Executive's employment terminates unless compelled to do so by subpoena or other legal mandate; provided however, if CNL receives such a subpoena or other legal mandate it shall provide Executive with written notice of same at least five (5) business days prior to the date on which CNL is required to make the disclosure.

            7.6 Confidentiality. While employed by CNL or any CNL Affiliate and after Executive's employment terminates, in consideration of the obligations of CNL hereunder, including without limitation their disclosure of Confidential Information to Executive, Executive shall keep secret and retain in strictest confidence, and shall not use disclose to any third-party or for his benefit or the benefit of others, except in connection with the business affairs of CNL or any other Benefited Persons, all information relating to the business of CNL or any of the other Benefited Persons, including, without limitation, information concerning the financial condition, prospects, methods of doing business, marketing and promotion of services, disclosed to or known by the Executive as a consequence of his employment by CNL or any CNL Affiliate, which information is not generally known or otherwise obtainable in the public domain, unless compelled to do so by a valid subpoena or other legal mandate. In the event Executive receives such a subpoena or other legal mandate, he shall provide CNL with written notice of same at least five (5) business days prior to the date Executive is required to make such disclosure.

         8. Tangible Items. All files, records, documents, manuals, books, forms, reports, memoranda, studies, data, calculations, recordings, or correspondence, in whatever form they may exist, and all copies, abstracts and summaries of the foregoing, and all physical items related to the business of CNL or any other Benefited Person, whether of a public nature or not, and whether prepared by Executive or not, are and shall remain the exclusive property of CNL or any other Benefited Person, as the case may be, and shall not be removed from their premises, except as required in the course of Executive's employment by CNL, without the prior written consent of CNL. Such items, including any copies or other reproductions thereof, shall be promptly returned by Executive upon the termination of Executive's employment with CNL or any CNL Affiliate, or at any earlier time upon the written request of CNL.

         9. Remedies.

            9.1 Injunctive Relief. CNL and Executive acknowledge and agree that a breach by Executive of any of the covenants contained in Sections 7 or 8 of this Agreement will cause immediate and irreparable harm and damage to CNL and/or any other Benefited Person, and that monetary damages will be inadequate to compensate CNL, and/or any other Benefited Person, as the case may be, for such breach. Accordingly, Executive acknowledges that CNL and/or any other Benefited Person affected shall, in addition to any other remedies available to them at law or in equity, be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of said covenants by Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, without the necessity of proving the inadequacy of legal remedies or irreparable harm. In addition, Executive acknowledges that in the event of his breach of any of the provisions of Sections 7 or 8 of this Agreement, in addition to any other remedies CNL may have, CNL may cease making the balance of the payments specified in Section 6.1 or 6.4 and recover in full from Executive any such payments previously made.

            9.2 Arbitration. Except with regard to Section 7, all disputes between the parties or any claims concerning the performance, breach, construction or interpretation of this Agreement, or in any manner arising out of this Agreement, shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules, as amended from time to time, of the American Arbitration Association (the "AAA"), which arbitration shall be carried out in the manner set forth below:

            (a) Within  fifteen (15) days after  written  notice by one party to the other party of its demand for arbitration, which demand shall set forth the name and address of its designated arbitrator, the other party shall appoint its designated arbitrator and so notify the demanding party. Within fifteen
                (15) days thereafter, the two arbitrators so appointed shall appoint the third arbitrator. If the two appointed arbitrators cannot agree on the third arbitrator, then the AAA shall appoint an independent arbitrator as the third arbitrator. The dispute shall be heard by the arbitrators within ninety (90) days after appointment of the third arbitrator. The decision of any two or all three of the arbitrators shall be binding upon the parties without any right of appeal. The decision of the arbitrators shall be final and binding upon CNL, its successors and assigns, and upon Executive, his heirs, personal representatives, and legal representatives.

            (b) The  arbitration   proceedings  shall  take  place  in  Orlando,
                Florida, and the judgment and determination of such proceedings shall be binding on all parties. Judgment upon any award rendered by the arbitrators may be entered into any court having competent jurisdiction without any right of appeal.

            (c) Each party shall pay its or his own expenses of arbitration, and the expenses of the arbitrators and the arbitration proceeding shall be shared equally. However, if in the opinion of a majority of the arbitrators, any claim or defense was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators and the arbitration proceeding.

         10. Severability. As the provisions of this Agreement are independent of and severable from each other, CNL and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is found to be unreasonable or otherwise unenforceable, then such decision shall not effect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall be deemed modified to the extent necessary to make it enforceable.

         11. Notice. For purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g. Federal Express), or the third (3rd) business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:

         If to Executive:

         Thomas G. Kindred, Jr.
         1742 N. Lakemont Ave.
         Winter Park, FL  32792


         If to CNL:

         CNL Restaurant Investments, Inc.
         450 South Orange Avenue
         Orlando, Florida 32801
         Attn:  Chief Executive Officer


         Either party may change its address for notices in accordance with this
Section 11 by providing written notice of such change to the other party.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         13. Benefits; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns. Executive shall not assign this Agreement. However, CNL may assign this Agreement to a CNL Affiliate upon written notice to Executive, provided that the assignee assumes all of the obligations of CNL under this Agreement.

         14. Entire Agreement. This Agreement, including its incorporated Attachment "A", constitutes the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive's employment or the other subject matters of this Agreement are superseded in their entirety by this Agreement. This Agreement may not be modified or amended other than by an agreement in writing executed an delivered by both parties hereto.







                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

                                                     "Executive"



/S/ CONSTANCE BROWN                            /S/ THOMAS G. KINDRED, JR.
----------------------------                  --------------------------
Witness                                           Thomas G. Kindred, Jr.


                                                        "CNL"
                                             CNL Restaurant Investments, Inc.


/S/ MICHAEL T. SHEPARDSON                        By: /S/ CURTIS B. MCWILLIAMS
----------------------------                    -----------------------------
Witness                                           Curtis B. McWilliams
                                                  Chief Executive Officer

                 EMPLOYMENT AGREEMENT OF THOMAS G. KINDRED, JR.

                                 ATTACHMENT "A"



         1. Base Salary. Executive's Base Salary shall be $155,000.00 per year.

         2. Annual Bonus Compensation. Executive may receive annual bonus compensation up to a maximum of forty percent (40%) of the Executive's current Base Salary at the sole and absolute discretion of CNL's Chief Executive Officer. Executive's bonus compensation shall be based, in part, on his achieving his Key Performance Indicators (KPIs) for the year, CNL's performance for the year, and determined in accordance with CNL executive compensation policies.